AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2026

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ATLANTIC INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	46-5319744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

(Address of Principal Executive Offices) (Zip Code)

2023 Omnibus Equity Incentive Plan

2025 Omnibus Equity Incentive Plan

(Full title of the plan)

Jeffrey Jagid
Chief Executive Officer

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

(Name and address of agent for service)

(201) 899-4470

(Telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq.
Mark Goldenberg, Esq.
 Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, NY 10158
Telephone: (646) 428-3210
Fax: (212) 286-1884

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” a “smaller reporting company” or an “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Atlantic International Corp. (the “Company” or the “Registrant”), a Delaware corporation, to register securities issuable pursuant to the Company’s 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) and the 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”). The securities registered hereby consist of 11,000,000 shares of common stock, par value of $0.00001 each (the “Common Stock”) of the Registrant, which represent the number of shares of Common Stock that were authorized under the 2023 Equity Incentive Plan and the 2025 Equity Incentive Plan of the Company (together, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2023 Equity Incentive Plan and the 2025 Equity Incentive Plan. Any shares of Common Stock covered by an award granted under the Plans (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock that may be issued under the Plans.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain of our directors and executive officers identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the Selling Stockholders pursuant to outstanding equity awards granted to the Selling Stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests regarding any prospectus related to the Plans should be directed to: Corporate Secretary, Atlantic International Corp., 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632; tel. (201) 899-4470.

ATLANTIC INTERNATIONAL CORP.

REOFFER PROSPECTUS

11,000,000 Shares of Common Stock

This prospectus (the “Reoffer Prospectus”) relates to resales of shares of Common Stock, par value $0.00001 per share (the “Class A Common Stock”), Atlantic International Corp., a Delaware corporation (the “Company,” “Registrant,” “we,” “our,” or “us”), which may be offered from time to time by the selling stockholders described in this Reoffer Prospectus (collectively, the “Selling Stockholders”). This Reoffer Prospectus covers 11,000,000 shares of Common Stock issued under an option agreement, restricted stock unit award agreement or otherwise, between the Company and the Selling Stockholder pursuant to the Company’s 2023 Equity Incentive Plan and 2025 Equity Incentive Plan (together, the “Plans”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon vesting of the shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Stockholders may from time-to-time sell, transfer, or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell such shares, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale, or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all, or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Common Stock that will be issued pursuant to restricted stock units and options granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ATLN.” On January 15, 2026, the closing price of our Common Stock was $2.31.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Common Stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 3 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Reoffer Prospectus. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is January 16, 2026

You should rely only on the information provided in this Reoffer Prospectus, as well as the information incorporated by reference into this Reoffer Prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this Reoffer Prospectus and the documents incorporated by reference into this Reoffer prospectus, our business, financial condition, results of operations, and prospects may have changed.

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ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the Registration Statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.atlantic-international.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive offices are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Our telephone number is (201) 899-4470.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding its or its management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this Reoffer Prospectus, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the possibility that the Company’s incorrectly estimated the expected financial condition, results of operations, and prospects of the Company and Lyneer, including any projection of sales, earnings, revenue, margins and other financial items.

●	changes in applicable laws or regulations;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;

●	the inability to maintain the listing of the Company’s shares of Common Stock on Nasdaq; and

●	other risks and uncertainties set forth in the section entitled “Risk Factors” included elsewhere in this Reoffer Prospectus.

ii

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of the Registration Statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the Registration Statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Documents Incorporated by Reference” if necessary.

The following summary highlights information contained elsewhere in this Reoffer Prospectus. The summary may not contain all of the information that may be important to you. You should read this entre Reoffer Prospectus carefully, including our financial statements and related notes thereto and the documents incorporated by reference in this Reoffer Prospectus, as well as the risks described below under “Risk Factors,” and any risk factors as described or as may be described in any subsequent quarterly report on Form 10-Q or Current Report on Form 8-K, as well as in any applicable prospectus supplement, and contained or to be contained in our filings with the Commission and incorporated by reference in this Reoffer Prospectus. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

In this Reoffer Prospectus, unless otherwise noted, the terms “the Company,” “Atlantic,” “we,” “us,” and “our” refer to Atlantic International Corp.

Overview

Atlantic International Corp. (“Atlantic” or the “Company”) (Nasdaq: ATLN), through its subsidiaries, is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. The Company was formed under the principles of honesty and integrity, and with the view of becoming the preferred outside employer of choice. Since its formation, Atlantic has grown from a regional operation to a national staffing firm with offices and geographic reach across the United States. The Company primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. Atlantic’s approximately 300 employees generated over $400 million in revenue for the year ended December 31, 2025.

Corporate Information

We were incorporated in Delaware under the name SeqLL Inc. on April 1, 2014. On June 13, 2024, the Company changed its name from SeqLL Inc. to Atlantic International Corp. On June 4, 2024 the Company, SeqLL Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Purchaser Sub”), Atlantic Acquisition Corp, a Delaware corporation “Atlantic”, Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer”), and IDC Technologies, a California corporation (“IDC”), entered into the Merger Agreement pursuant to which on June 18, 2024: (i) Atlantic Merger Sub was merged with and into Lyneer, with Lyneer continuing as the surviving entity and (ii) Purchaser Sub was merged with and into Lyneer with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of the Company, collectively by referred to as the Merger.

Our corporate headquarters are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Our main telephone number at that address is (201) 899-4470, and our website address is www.atlantic-international.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies.

These provisions include:

●	being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the Commission, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our Securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024, under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Part II, Item 1A. Risk Factors,” as well as in any current reports on Form 8-K and the applicable prospectus supplement and contained or to be contained in our filings with the Commission and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in the afore-mentioned filings we made with the Commission or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Our business, prospects, financial condition, or operating results could be harmed by any of the risks described in our afore-mentioned filings we made with the Commission or any prospectus supplement or any additional risks and uncertainties, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the Conversion Price in this offering. We may sell shares of Common Stock or other securities in any other offering at a price per share of Common Stock that is less than the price paid by investors in this offering, and investors purchasing shares of Common Stock or other securities in the future could have rights superior to existing shareholders. The price per share of Common Stock at which we sell additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock, in future transactions may be higher or lower than the price per share of Common Stock paid by investors in this offering.

We have not paid cash dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to implement our business objectives and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend.

Our stock price may change significantly following this offering, and stockholders may not be able to resell shares of our Common Stock at or above the price paid or at all and could lose all or part of their investment as a result.

Stockholders may not be able to resell their shares at or above the offering price due to a number of factors such as the following:

▪	results of operations that vary from the expectations of securities analysts and investors;

▪	results of operations that vary from those of our competitors compared to market expectations;

▪	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

▪	changes in market valuations of, or earnings and other announcements by, companies in our industry;

▪	declines in the market prices of stocks generally, particularly those of pharmaceutical companies;

▪	departures of key management personnel;

▪	strategic actions by us or our competitors;

▪

announcements by us, our competitors or our vendors of significant contracts, price reductions, new products or technologies, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

▪	changes in preference of our customers;

▪	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the consumer spending environment;

▪	changes in business or regulatory conditions which adversely affect our industry or us;

▪	other events or factors, including those resulting from informational technology system failures and disruptions, natural disasters, war, acts of terrorism or responses to these events.

Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of our Common Stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the sales of shares of our Common Stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of such shares of Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. As noted above, we will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of January 16, 2026 (the “Determination Date”), (i) the name of each Selling Stockholder who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each Selling Stockholder; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each Selling Stockholder will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the Selling Stockholder indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Atlantic International Corp., 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632.

The Selling Stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Shares of Common Stock Offered for Resale in this Offering (2)	Shares of Common Stock Beneficially Owned After Resale in this Offering (3)	Percentage of Common Stock Beneficially Owned After Resale in this Offering (1)(2)
Jeffrey Jagid(4)	8,221,025	4,885,856	3,335,169	6%
Michael Tenore(5)	1,968,725	1,231,891	736,834	1.25%
Matthew Evelt(6)	1,100,000	1,100,000	-0-	*
TOTAL		7,217,747

*	Represents less than 1% of the 58,525,488 shares issued and outstanding as of January 15, 2026, of which 29,769,165 are “restricted shares” under the Securities Act.

(1)	In computing the number of shares of Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to restricted stock units and options held by that Selling Stockholder that are vested or convertible as the Determination Date or that will become vested or convertible within 60 days after the Determination Date.

(2)	The number of shares of Common Stock offered for resale in this offering reflect all shares of Common Stock acquired or issuable to a Selling Stockholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(3)	Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock units and options relating to the shares being offered.

(4)	Mr. Jagid is the Chief Executive Officer and director of the Company.

(5)	Mr. Tenore is the General Counsel and Secretary of the Company.

(6)	Mr. Evelt is the Chief Operating Officer of the Company.

Other Material Relationships with the Selling Stockholders

Employment Relationships

Each of Messrs. Jagid, Tenore and Evelt entered into an employment agreement with the Company in connection with their respective appointments.

Indemnification of Directors and Officers

The Company entered, and expects to continue to enter into, indemnification agreements with its directors, executive officers, and other employees as determined by its Board of Directors (the “Board”). Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.

There is no pending litigation or proceeding naming any of the Company’s directors, executive officers, or other employees to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director, executive officer, or other officer.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed), or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers, or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the shares of our Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Davidoff Hutcher & Citron LLP (“DHC”), New York, New York. DHC owns 20,000 shares of common stock of the Company.

EXPERTS

 The financial statements of Atlantic International Corp. and its subsidiaries as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on March 28, 2025.

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of shareholders as filed with the Commission on September 17, 2025, as amended.

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 14, 2025, August 14, 2025, and November 14, 2025, respectively;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2025, February 28, 2025, May 5, 2025, August 11, 2025, October 31, 2025, and November 10, 2025, respectively;

(e)	The descriptions of the Registrant’s Common Stock which is registered under Section 12 of the Exchange Act, in the Company’s Registration Statement on Form S-1 (No. 333-280653), filed with the Commission on July 2, 2024, including any amendments or reports filed for the purpose of updating such description;

(f)	All documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (excluding any documents or portions of such documents that are furnished and any exhibits included with such documents), and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Atlantic International Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ

Attention: Corporate Secretary

Telephone: (201) 899-4470

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Davidoff, Hutcher & Citron, LLP, counsel to the Company owns 20,000 shares of Common Stock of the Company.

Item 6.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article VIII of the Company’s Amended and Restated Bylaws (“Bylaws”) provide for indemnification of directors and officers of the registrant to the fullest extent permitted by applicable law. The Bylaws incorporate the entitlement of former directors and officers to have their expenses covered by the Company for defending civil or criminal actions, suits, or proceedings prior to their final resolution. The Company may advance expenses to former employees and agents of the Company to the extent and to such effect not prohibited by the DGCL or other applicable law.

In accordance with Section 102(b)(7) of the DGCL, the Company’s Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect, or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest, or criminal acts, or self-dealing.

The foregoing summaries are necessarily subject to the complete texts of Section 145 of the DGCL, the Company’s Certificate of Incorporation, as amended, and the Company’s Bylaws, as amended, referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

An Exhibit Index appears on page II-4 hereof and is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculating of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	2025 Stock Incentive Plan (1)

3.2	2023 Stock Incentive Plan(2)

5.1	Opinion of Davidoff Citron & Hutcher LLP*

23.1	Consent of RBSM, LLP*

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page)*

107	Filing Fee Table*

(1)	Incorporated by reference to the Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of shareholders as filed with the Commission on September 17, 2025, as amended.

(2)	Incorporated by reference to the Definitive Proxy Statement on Schedule 14A for the 2023 special meeting of stockholders as filed with the Commission on August 10, 2023, as amended.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood Cliffs, New Jersey, on January 16, 2026.

ATLANTIC INTERNATIONAL CORP.,

/s/ Jeffrey Jagid
By:	Jeffrey Jagid
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Jagid and Michael S. Tenore, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey Jagid	Chief Executive Officer (Principal Executive Officer, Interim Principal Accounting and Financial Officer and Director)	January 16, 2026
Jeffrey Jagid

/s/ Robert B. Machinist	Vice Chairman and Director	January 16, 2026
Robert B. Machinist

/s/ Jeff Kurtz	Director	January 16, 2026
Jeff Kurtz

/s/ David Pfeffer	Director	January 16, 2026
David Pfeffer

/s/ David Solimine	Director	January 16, 2026
David Solimine